UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 13, 2009 (the “Closing Date”), Affinia Group Inc. (the “Company”) completed its previously announced offering of $225 million aggregate principal amount of its 10.75% Senior Secured Notes due August 2016 (the “Notes”). The Notes have been issued at a price equal to 98.799% of their face value. As part of the closing, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, Affinia Group Intermediate Holdings Inc. (“Parent”), certain of the Company’s current U.S. subsidiaries, as guarantors (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”), and Wilmington Trust FSB, as trustee (the “Trustee”) and noteholder collateral agent (the “Noteholder Collateral Agent”). The Company’s obligations under the Notes are guaranteed by the Guarantors and are secured by first-priority liens, subject to permitted liens and exceptions for excluded assets, on substantially all of the Company’s and the Guarantors’ tangible and intangible assets (excluding the ABL Collateral, as defined below), including real property, fixtures and equipment owned or acquired in the future by the Company and the Guarantors (the “Non-ABL Collateral”) and are secured by second-priority liens on all accounts receivable, inventory, cash, deposit accounts, securities accounts and proceeds of the foregoing and certain assets related thereto held by the Company and the Guarantors, which constitute collateral under the ABL Credit Agreement described below on a first-priority basis (the “ABL Collateral”).

On the Closing Date, the Company also entered into a new ABL Credit Agreement (the “ABL Credit Agreement”) among the Company, the Guarantors, certain Canadian subsidiaries of the Company, the lenders party thereto, Bank of America, N.A., as the administrative agent and the other agents party thereto. The ABL Credit Agreement provides for an asset-based revolving credit line of $315 million and also provides for an option, subject to certain conditions, to increase total commitments by up to $160 million in the future. The obligations under the ABL Credit Agreement are guaranteed by the Guarantors and are secured by a first-priority lien on the ABL Collateral. The Company’s obligations under the ABL Credit Agreement are also secured by a second-priority lien on the Non-ABL Collateral, which secures the Notes on a first-priority basis.

The Company used the proceeds from the offering of the Notes along with borrowings under the ABL Credit Agreement to repay all outstanding borrowings under its existing term loan facility, existing $125 million revolving credit facility and existing $100 million receivables facility (collectively, the “Existing Facilities”), which were replaced in this refinancing.

The Indenture and the ABL Credit Agreement are discussed below.

Indenture

Pursuant to the Indenture, the Company issued and sold to the initial purchasers $225 million aggregate principal amount at maturity of the Notes. The terms of the Indenture provide that, among other things, the Notes will rank equally in right of payment to all of the Company’s existing and future senior debt and senior in right of payment to all of the Company’s existing and future subordinated debt. The guarantees will rank equally in right of payment with all of the Guarantors’ existing and future senior debt and senior in right of payment to all of the Guarantors’ existing and future subordinated debt. In addition, the Notes are structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries. The Notes are guaranteed by the Guarantors and are secured by first-priority liens on the Non-ABL Collateral and are secured by second-priority liens on the ABL Collateral.

Guarantees. The Guarantors guarantee the Company’s obligations under the Notes on a senior secured basis. The guarantees of each such Guarantor are secured on a first-priority basis by the Non-ABL Collateral held by each such Guarantor and on a second-priority basis by the ABL Collateral held by each such Guarantor.

Collateral. The Notes and the guarantees are secured on a first-priority basis by the Non-ABL Collateral and on a second-priority basis by the ABL Collateral. The Non-ABL Collateral includes mortgage liens on specified properties of the Company and the Guarantors.

The Non-ABL Collateral will also include any improvements or additions to the real property, fixtures and equipment that currently form a part of such collateral. The Company and the Guarantors are also required to pledge any additional real property or related fixtures and equipment acquired after the Closing Date, including property or related fixtures and equipment acquired with the proceeds of certain transactions. The Non-ABL Collateral will exclude customary items, such as a portion of the capital stock of non-U.S. subsidiaries, the pledge of which may result in tax issues, the capital stock of subsidiaries if the pledge of such capital stock would violate a contractual obligation, letters of credit for identified purposes or a contract or license if the grant of a lien would violate a contract, license or agreement.

Intercreditor Arrangements. The collateral securing the Notes and the guarantees will also serve as collateral to secure the obligations of the Company and the Guarantors under the ABL Credit Agreement. The Company, the Guarantors, the Noteholder Collateral Agent, on behalf of itself and the holders of the Notes, and the administrative agent under the ABL Credit Agreement have entered into a lien subordination and intercreditor agreement (the “Intercreditor Agreement”) that provides, among other things, that (1) liens on the ABL Collateral securing the Notes will be junior to the liens in favor of the administrative agent under the ABL Credit Agreement, and consequently, the lenders under the ABL Credit Agreement will be entitled to receive the proceeds from the foreclosure of any such assets prior to the holders of the Notes, (2) liens on the Non-ABL Collateral securing the Notes will be senior to the liens in favor of the administrative agent under the ABL Credit Agreement, and consequently, the holders of the Notes will be entitled to receive proceeds from the foreclosure of any such assets prior to the lenders under the ABL Credit Agreement, (3) during any insolvency proceedings, the administrative agent under the ABL Credit Agreement and the Noteholder Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in the ABL Collateral and the Non-ABL Collateral, and (4) certain procedures for enforcing the liens on the collateral shall be followed.

Interest Rate. Interest on the Notes accrues at a rate of 10.75% per annum. Interest on the Notes is payable in cash semiannually in arrears on February 15 and August 15 of each year, commencing on February 15, 2010.

Redemption Following Public Equity Offering. Prior to August 15, 2012 and subject to certain conditions, including the closing of a public equity offering by the Company, the

Company may redeem up to 35% of the original principal amount of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 110.75% of the principal amount thereof, plus (ii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption.

Optional Redemption.

On or after August 15, 2012, the Company may at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2012	108.063%
2013	105.375%
2014	102.688%
2015 and thereafter	100.000%

Prior to August 15, 2012, the Company may redeem or repurchase all or a portion of the Notes upon not less than 30 nor more than 60 days’ prior notice at a price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of the redemption, plus (iii) accrued and unpaid interest, if any, thereon, to the date of redemption.

Additionally, during any 12-month period commencing on or after August 13, 2009, the Company may at its option to redeem upon not less than 30 nor more than 60 days’ prior notice up to $22,500,000 of the principal amount of the Notes during such 12-month period at a redemption price equal to 103% of the principal amount of the Notes plus accrued interest to the redemption date.

Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: incur additional debt, provide guarantees and issue mandatorily redeemable preferred stock; make certain investments and other restricted payments, including the prepayment of certain indebtedness; create liens; create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business; engage in consolidation, mergers and acquisitions; and engage in certain sale/leaseback transactions.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and the Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference, and the Collateral Agreement and the Lien Subordination and Intercreditor Agreement, which are attached hereto as Exhibits 4.4 and 4.6, respectively, and are incorporated herein by reference.

ABL Credit Agreement

Pursuant to the ABL Credit Agreement, on the Closing Date, the Company and the Guarantors entered into a new four-year $315 million asset-based revolving credit line, which replaces the Existing Facilities and includes (i) a revolving credit facility (the “U.S. Facility”) of up to $295 million for borrowings solely to the U.S. domestic borrowers, including (a) a $40 million sub-limit for letters of credit and (b) a $30 million swingline facility, and (ii) a revolving credit facility (the “Canadian Facility”) of up to $20 million for Canadian Dollar denominated revolving loans solely to a Canadian borrower. Availability under the ABL Credit Agreement will be based upon monthly (or more frequent under certain circumstances) borrowing base valuations of the Company’s eligible inventory and accounts receivable and will be reduced by certain reserves in effect from time to time.

Maturity. The ABL Credit Agreement is scheduled to mature on August 13, 2013.

Interest Rates and Fees. Outstanding borrowings under the U.S. Facility will accrue interest at an annual rate of interest equal to (i) a base rate plus the applicable spread, as set forth below, or (ii) a LIBOR rate plus the applicable spread, as set forth below. Swingline loans will bear interest at a base rate. Outstanding borrowings under the Canadian Facility will accrue interest at an annual rate of interest equal to (i) the Canadian prime rate plus the applicable spread, as set forth below, or (ii) the BA rate (the average discount rate of bankers’ acceptances as quoted on the Reuters Screen CDOR page) plus the applicable spread, as set forth below. The LIBOR rate and the BA rate will, in each case, be subject to a floor of 1.50%. We will pay a commission on letters of credit issued under the U.S. Facility at a rate equal to the applicable spread for loans based upon the LIBOR rate.

Level	Quarterly Average Excess Availability	US Base Rate/Canadian Prime Rate Revolving Loans	LIBOR/BA Rate Revolving Loans
I:	≤ $105,000,000	3.25%	4.25%
II:	> $105,000,000 but ≤ $210,000,000	3.00%	4.00%
III:	> $210,000,000	2.75%	3.75%

The Company will pay certain fees with respect to the ABL Credit Agreement, including (i) an unused commitment fee of 1.00% per annum on the undrawn portion of the credit facility (subject to a stepdown to 0.75% in the event more than 50% of the commitments (excluding swingline loans) under the credit facility are utilized) and (ii) customary annual administration fees and fronting fees in respect of letters of credit.

Mandatory Prepayments. If at any time the Company’s outstanding borrowings under the ABL Credit Agreement (including outstanding letters of credit and swingline loans) exceed the lesser of (i) the borrowing base as in effect at such time and (ii) the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess and/or cash collateralize outstanding letters of credit.

Voluntary Prepayments. Subject to certain conditions, the ABL Credit Agreement will allow the Company to voluntarily reduce the amount of the revolving commitments and to prepay the loans without premium or penalty other than customary breakage costs for LIBOR rate contracts.

Covenants. The ABL Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of the Company’s capital stock; amend certain material documents; change the nature of the Company’s business; make certain payments of debt; engage in certain transactions with affiliates; change the Company’s fiscal periods; and enter into certain restrictive agreements, in each case, subject to certain qualifications and exceptions.

In addition, if availability under the ABL Credit Agreement is less than the greater of 15% of the total revolving loan commitments and $47.25 million, the Company will be required to maintain a fixed charge coverage ratio of at least 1.10x measured for the last twelve-month period.

Guarantees and Collateral. The Company’s indebtedness, obligations and liabilities under the ABL Credit Agreement will be unconditionally guaranteed jointly and severally on a senior secured basis by the Guarantors and certain future U.S. subsidiaries of the Parent.

The Company’s indebtedness, obligations and liabilities under the ABL Credit Agreement and the related guarantees will be secured by a first-priority lien on the ABL Collateral. The ABL Credit Agreement is also secured by a second-priority lien on the Non-ABL Collateral.

Cash Dominion. If availability under the ABL Credit Agreement is less than the greater of 20% of the total revolving loan commitments and $63 million or if there exists an event of default, amounts in any of the Company’s and the Guarantors’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the administrative agent and applied to reduce the outstanding amounts under the ABL Credit Agreement.

Events of Default. The ABL Credit Agreement contains customary events of default such as nonpayment of obligations under the credit facility, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy and insolvency events, certain ERISA and Canadian pension plan events, material judgments, collateral loss provisions, cessation of business, invalidity of the credit documents (or the Company’s assertion of any such invalidity), change of control and loss of lien perfection or priority.

The description of the ABL Credit Agreement set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference, and the U.S. Security Agreement and Intercreditor Agreement, which are attached hereto as Exhibits 4.5 and 4.6, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated August 13, 2009, among the Company, the Guarantors and Wilmington Trust FSB, as trustee and noteholder collateral agent.

Exhibit 4.2	Form of 10.75% Senior Secured Note Due 2016 (included in Exhibit 4.1).

Exhibit 4.3	ABL Credit Agreement, dated August 13, 2009, among the Company, the Guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, Barclays Capital, Wells Fargo Foothill, LLC, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Barclays Capital and Wells Fargo Foothill, LLC as co-syndication agents and JPMorgan Chase Bank, N.A. and Deutsche Bank Trust Company Americas as co-documentation agents.

Exhibit 4.4	Collateral Agreement, dated August 13, 2009, among the Company, the Guarantors and Wilmington Trust FSB, as Noteholder Collateral Agent.

Exhibit 4.5	U.S. Security Agreement, dated August 13, 2009, among the Company, the Guarantors and Bank of America, N.A., as collateral agent.

Exhibit 4.6	Lien Subordination and Intercreditor Agreement, dated August 13, 2009, among the Company, the Guarantors, Bank of America, N.A., as collateral agent and Wilmington Trust FSB, as noteholder collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: August 19, 2009	/s/ Steven E. Keller
Steven E. Keller
General Counsel

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated August 13, 2009, among the Company, the Guarantors and Wilmington Trust FSB, as trustee and noteholder collateral agent.

Exhibit 4.2	Form of 10.75% Senior Secured Note Due 2016 (included in Exhibit 4.1).

Exhibit 4.3	ABL Credit Agreement, dated August 13, 2009, among the Company, the Guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, Barclays Capital, Wells Fargo Foothill, LLC, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, Barclays Capital and Wells Fargo Foothill, LLC as co-syndication agents and JPMorgan Chase Bank, N.A. and Deutsche Bank Trust Company Americas as co-documentation agents.

Exhibit 4.4	Collateral Agreement, dated August 13, 2009, among the Company, the Guarantors and Wilmington Trust FSB, as Noteholder Collateral Agent.

Exhibit 4.5	U.S. Security Agreement, dated August 13, 2009, among the Company, the Guarantors and Bank of America, N.A., as collateral agent.

Exhibit 4.6	Lien Subordination and Intercreditor Agreement, dated August 13, 2009, among the Company, the Guarantors, Bank of America, N.A., as collateral agent and Wilmington Trust FSB, as noteholder collateral agent.